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                                                                  Exhibit (m)(2)

                               AMENDED APPENDIX A

                          (to the Investor Class Shares
                 Service and Distribution Plan Under Rule 12b-1)

                                December 5, 2002

                  Forward Hansberger International Growth Fund
                      Forward Hoover Small Cap Equity Fund
                          Forward Hoover Mini-Cap Fund
                   Forward Uniplan Real Estate Investment Fund
                            Sierra Club Balanced Fund
                             Sierra Club Stock Fund